EXHIBIT 99.1

BroadVision Contact:

Bill Herrick

BroadVision Investor Relations

650.542.3865

ir1@broadvision.com

BroadVision, Inc. Announces Preliminary Third Quarter Revenue Results

REDWOOD CITY, CALIF. —  October 5, 2004 — BroadVision, Inc. (Nasdaq: BVSN - News), a global provider of personalized self-service web applications, today announced preliminary revenue results for the third quarter of fiscal 2004.  The Company expects to report total revenue between $16.9 million and $17.2 million.  Previous guidance for total revenue for the third quarter was $18.0 to $20.0 million.  As announced in August, the Company anticipates recording a one-time gain of approximately $24 million in the third quarter, reflecting a reduction in its restructuring accrual related to the extinguishment of certain real estate obligations.

“We are disappointed with the decrease in revenue for our third quarter,” said Dr. Pehong Chen, chairman and CEO of BroadVision.  “Business volume is seasonally low in the third quarter, although we also experienced unanticipated customer purchase delays in the most recent quarter due to several factors, including a North American sales force reorganization and increased customer controls over the purchasing approval processes.  We are optimistic that we will close certain of these delayed transactions in the fourth quarter.”

Fiscal Q4 Revenue Outlook

Management anticipates that revenue in the fourth fiscal quarter will be in the range of $18.0 to $20.0 million.

Fiscal Q3 Results Announcement

BroadVision will release its third quarter 2004 results on October 20, 2004 at approximately 4:05 p.m. ET.  A conference call to discuss the press release and related matters will be held following the release of results at 5:00 p.m. ET.  The call, open to the public and hosted by Dr. Pehong Chen, president and CEO of BroadVision, will be accessible live and thereafter through the investor relations section of the company’s website at www.broadvision.com.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision (Nasdaq: BVSN) is a global provider of personalized self-service web applications. Our integrated suite of process, commerce, portal, and content solutions helps customers rapidly increase revenues and reduce costs. Over 1,000 organizations — including Circuit City, Vodafone, Cardinal Health, Hewlett- Packard, Toyota, Japan Airlines and the U.S. Air Force — serving nearly 60 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

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